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As filed with the Securities and Exchange Commission on June 19, 2002

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Registration No. 333-69176

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM SB-2 - FIFTH AMENDMENT

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REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______AI SOFTWARE INC.______
(Exact name of registrant as specified in its charter)

NEVADA	7372	98-0351734
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

AI SOFTWARE INC. 1030 W. Georgia Street, Suite 1208 Vancouver, B.C., Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Garrett Sutton, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

AI SOFTWARE INC.
SHARES OF COMMON STOCK
No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

John Carl Guterres, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Aggregate Offering Price	Maximum Net Proceeds to Us
Common Stock	$0.10	$200,000	$175,000

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There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $95,000 in this offering we will not be able to continue with our proposed operations and we may go out of business. If we go out of business, investors will lose their entire investment.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

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The date of this prospectus is June 20, 2002.

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TABLE OF CONTENTS

Page No.
SUMMARY OF PROSPECTUS	5
RISK FACTORS	7
RISKS ASSOCIATED WITH OUR COMPANY	7
RISKS ASSOCIATED WITH THIS OFFERING	10
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	13
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	16
BUSINESS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
MANAGEMENT	27
EXECUTIVE COMPENSATION	30
PRINCIPAL STOCKHOLDERS	31
DESCRIPTION OF SECURITIES	32
CERTAIN TRANSACTIONS	33
LITIGATION	33
EXPERTS	33
LEGAL MATTERS	34
FINANCIAL STATEMENTS	F-1-F-32

SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company

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We are a start-up software development company. We have no assets or business operations. Our website address is www.aisoftinc.com. We have only just commenced the development of our first artificial intelligence (AI) software program that we have called "Randomix." A demonstration version of Randomix was completed by our software developer, Empire Group, in May of 2002 and Empire Group has advised us that they anticipate the completion of the software by the end of July 2002. Artificial intelligence is the area of computer science concerned with the attempt to model certain aspects of human thought on computers, so that the computers can "think" in very rudimentary ways. Randomix is an AI program that focuses on the recognition of patterns which exist in information or data that is provided by a computer user. The program identifies trends or other relevant data matching the information that is entered into the computer by the user. For example, if the computer user entered in "car" then the program would also infer that "auto" is relevant to the computer user. The program is intended for its first application in a domain name creation engine to facilitate the increasingly difficult selection of suitable domain names. Domain names (also called "URLs") are the website addresses on the Internet. A domain name creation engine is a mechanism used to generate potential website names for a computer user who has provided certain guidelines or information out of which the potential names are to be created. For example, a computer user who is in the car sales business and wants to pick a website name for his on-line business might enter the terms "car", "sales", "automotive", "on-line" and other key words relevant to his industry. The Randomix program would then use a pre-existing database to generate the best available domain names on the Internet that describe the service or product for the customer's new web site. In the case of a customer in the car sales business, some of the possible domain names generated might include "www.online-autos.com," "www.newcarsales.com," "www.carsalesusa.com," etc. See the "Business" section for a more detailed description of our proposed plan for developing our software.

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Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at 502 East John Street, Carson City, Nevada, 89706. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $175,000
Use of proceeds	We will use the proceeds to pay for the development and marketing of our first artificial intelligence software algorithm, Randomix. See "Use of Proceeds."
Number of shares outstanding Before the offering	2,500,000
Maximum possible number of shares outstanding After the offering	4,500,000

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

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There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $95,000 in this offering we will not be able to continue with our proposed operations and we may go out of business. If we go out of business, investors will lose their entire investment.

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There is no public trading market for any of our securities. We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

We are not a blank check company and have no intention to act as such.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of June 30, 2001 (Audited)	As of December 31, 2001 (Unaudited)	As of March 31, 2002 (unaudited)
Balance Sheet Total Assets Total Liabilities Stockholders Equity	$ 2,500 0 $2,500	$ 17,977 49,255 (31,278)	$ 22,228 73,943 (51,715)
Income Statement Revenue Total Expenses Net Loss	$ 0 0 $ 0	$ 0 (33,778) $(33,778)	$ 0 (54,215) $(54,215)

There are notes that are integral to the financial statements at the end of this prospectus.

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We need financing from this offering to finish the development and commence the marketing of Randomix. If we do not raise at least $95,000 we will not be able to pay these expenses and we may go out of business.

We need financing from this offering to complete the development of Randomix and implement our marketing plan in respect of it. If we are unable to raise at least $95,000 we will not be able to pay these expenses for development and marketing, as well as our ongoing administrative expenses, and we may go out of business. In addition, we may:

incur unexpected costs in completing the development of Randomix or encounter unexpected technical or other difficulties;

incur delays and additional expenses as a result of technology failure;

be unable to create a substantial market for our software products; or

incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could cause us to run out of money so that we are unable to pay our ongoing expenses in respect of the development and marketing of Randomix. We will depend exclusively on outside capital to pay for the development and marketing of our software programs, including Randomix. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us.

2. Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up software development company entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations as a start-up software development company for the next twelve months. We believe that if we do not raise at least $95,000 from our offering, we may have to suspend or cease our operations of software development within four months because we will not be able to pay our ongoing expenses in respect of the development and marketing of Randomix.

3. We have no operating history as a software development company and have maintained losses since inception which we expect to continue into the future.

We were incorporated in May 2001 and only just recently commenced development of our first and only artificial intelligence software algorithm called Randomix. We have not realized any revenues to date. We have no operating history as a software development company or at all upon which an evaluation of our future success or failure can be made. Our net loss since inception is $19,285. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

the performance of our software developer

our ability to develop and successfully market our software

our ability to generate ongoing revenues

our ability to reduce development and marketing costs

our ability to compete with more established software development companies

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research, development and marketing of software. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

4.. If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be to achieve this goal and if this occurs then we will not be able to pay the development and marketing costs in respect of Randomix and we may go out of business. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required we will not have any money that we require for the development and marketing of Randomix and we may go out of business.

5. We have not competed development of Randomix and we have no contracts for the sale of Randomix if and when its development is completed. If we are unable to complete the development of Randomix and sell Randomix if and when it is completed we will not be able to generate revenues and you will lose your investment.

We have not completed the development of our first software program Randomix. The success of our proposed business will depend on its completion and the acceptance of our products by the computer and technology industry, including businesses and the general public. Achieving such acceptance will require significant marketing investment. Randomix and any other software programs we develop may not be accepted by the computer and technology industry at sufficient levels to support our operations and build our business. If Randomix and any other software programs that we develop are not accepted by the computer technology industry our proposed business will fail.

6. Our officers and directors lack experience in the software development industry and we have no experience in marketing our proposed software programs through distributors and resellers and we will have no control over them.

Our officers and directors have little or no direct experience in the management or operation software development and they are relying on advice from consultants that they hire. In particular, they are relying on the assistance of Empire Group, and Mohanad Shurrab, for the development of Randomix. We also have no experience in marketing our proposed software programs through distributors and resellers and we will have little, if any, control over any such third-party distributors. We may not be successful in our efforts to generate revenue from these distribution channels. Any such failure would result in us having expended significant resources with little or no return on our investment. Our management's lack of experience may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management.

7. Even though we will treat our software programs as proprietary, Randomix is not protected by any patents and accordingly, if we are unable to protect our intellectual property rights, our proposed business will fail.

Although we intend to apply for copyright registration in the United States and Canada for Randomix, it is not protected by any patents. We treat all of our proposed software programs and their associated technology as proprietary. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

8. The loss of the consulting services of Empire Group, and in particular, Mohanad Shurrab, who is currently our only software developer, could prevent us from completing the development of Randomix.

Our performance is substantially dependent on the technical expertise and consulting services of Empire Group, a software development firm operated by Mohanad Shurrab. Our performance is also substantially dependent on our ability to continue to hire and retain such technical expertise. There is intense competition for skilled personnel, particularly in the field of software development. The loss of the services of Empire Group, and in particular, Mohanad Shurrab, could prevent us from completing the development of Randomix if we are unable to hire anyone who has sufficient technical expertise to complete its development. .

9. Our officers and directors will be devoting only a fraction of their professional time to our activities.

Our current officers and directors will be devoting only approximately 5% of their professional time to our operations. Our management's lack of devotion of time may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by management devoting their full time and attention to our company.

10. If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is in part dependent upon the accuracy of our management's estimates of expenditures. If such estimates are erroneous or inaccurate we may incur unnecessary costs that could result in the failure of our business and you losing your entire investment.

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11.   The first $25,000 raised under this offering must be repaid to one of our officers and directors.

Our secretary, John Carl Gutteres, has loaned us $14,285 to pay our offering expenses incurred to date. We estimate that our total offering expenses will be approximately $25,000 and Mr. Gutteres has agreed to loan us additional money to pay those expenses. We have agreed to repay Mr. Gutteres the $14,285 he has already loaned us, plus any additional money he loans us to cover our offering expenses out of the first $25,000 that we raise under this offering.

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12. Because we will close this offering within 90 days regardless of how much money we raise, and because we need a minimum of $25,000 to cover our estimated offering expenses, the less money we raise under this offering increases the risk that you could lose all of your investment.

Even if we raise the entire $200,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The less money we raise under this offering increases the risk that you could lose all of your investment. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering in 90 days even if the amount we raise is only a nominal amount and we will not refund any money we raise. We have already spent $14,285 on offering expenses to date and estimate that our offering expenses may be as high as $25,000. One of our officers has lent us the $14,285 already spent and will continue to lend us money to pay our offering expenses. We have promised to repay that officer for our offering expenses from the proceeds of this offering We may not even be able to raise that amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

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13. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents since the laws related to service of process may differ between Canada and the US. Similar difficulties could not be encountered in serving the company, proper.

Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents. This is because the laws related to service of process may differ between Canada and the US. Similar difficulties could not be encountered in serving the company, proper, since the company's registered address is located in the United States at 502 East John Street, Carson City, Nevada, 89706. In addition, the company's US counsel are located 699B Sierra Rose Drive, Reno, Nevada 89511.

14. We owe one of our officers and directors a substantial amount of money that he is entitled to demand at any time and if he demands repayment of the amount we owe him it may compromise our business operations and you could lose your entire investment.

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Our Secretary, John Carl Guterres, has loaned us a total of $48,195 for payment of all of our expenses to date, including $14,285 in paid offering expenses, in exchange for a promissory note in that amount plus interest. Under the terms of the promissory note Mr. Guterres is entitled to demand repayment at any time. We have agreed to repay Mr. Gutteres the $14,285 owed for offering expenses paid to date as well as any other offering expenses that Mr. Gutteres pays on our behalf from the offering proceeds. Mr. Gutteres has made an oral agreement with us that he will not call for repayment of the remainder of the money we owe to him until we can afford to pay it without harming our business operations. However, if Mr. Guterres does demand repayment of the remaining money owed to him before we are in a position to pay it, this may harm our proposed business operations and you may lose your investment.

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RISKS ASSOCIATED WITH THIS OFFERING:

15. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

16. Because Messrs. Guterres and Lawson will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Guterres and Lawson will still own 2,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Guterres and Lawson will be able to elect all of our directors and control our operations.

17. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

18. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 2,500,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 33 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

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The net proceeds to us after deducting estimated offering expenses of $25,000 will be $175,000 if all of the shares are sold. The first $25,000 raised will be used to reimburse one of our directors, Mr. Gutteres for $14,285 in offering expenses already paid by him on behalf of the company as well as any additional offering expenses he may pay on our behalf. If our offering expenses are less than $25,000, we will reallocate the extra funds into our other use of proceeds categories.

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We will use the net proceeds as follows:

Amount raised:	$25,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$25,000	$25,000	$25,000	$25,000
Software development and marketing costs	$0	$68,500	$118,500	$168,500
Working capital	$0	$6,500	$6,500	$6,500

Software development and marketing costs are the expenditures we plan to make in connection with the completion of the development and marketing of our first artificial intelligence software algorithm, Randomix. Direct Costs associated with the development and marketing of the Randomix software include the following:

(1) Randomix Development Costs of $45,000 - this amount includes all fees payable to the Empire Group for development of the algorithm code for Randomix including the following:

a. Phase 1 Preliminary Systems Analysis - $5,000 - this amount is for a preliminary systems and integrative analysis of the Randomix algorithm.

b. Phase 2 Training - $5,000 - this includes all expenses for training in respect of the use and operation of the Randomix algorithm

c. Phase 3 System External Design - $10,000 - this includes all expenditures necessary for the design of external features of the Randomix algorithm as applied in its first Internet application, the Domain Name Generator.

d. Phase 4 System Internal Design - $20,000 - this includes all expenditures necessary for internal code and design of the Randomix algorithm.

e. Phase 6 System Implementation and Testing - $5,000 - this includes costs of implementing and testing the Randomix software algorithm.

(2) Marketing Costs of $50,000 - this includes all expenses for the marketing and sales of the Randomix algorithm.

(3) Development and Marketing Costs of $100,000 for Subsequent Software Algorithms, if any.

We expect that costs directly related to integration of our algorithms, including Randomix, will be passed onto our prospective clients. For development of subsequent software algorithms, we intend to employ student programmers (co-ops) to secure the most up-to-date skills on the market and the lowest possible cost. Research & Development costs will be a combination of contract and outsourced software developers, such as Mohanad Shurrab of Empire Group. New algorithms or upgrades to any algorithms we develop will be brought to market every 9 months. Equipment and software upgrades will take place every 12 months to keep up to date with industry standards. Any programming staff that we hire will be trained every 6 months starting in the second year to keep them current with the latest technical skills necessary to produce leading-edge algorithms.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 6 regarding our management's lack of experience in software development.

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If we raise less than $25,000 in this offering we may not be able to repay Mr. Gutteres for all the offering expenses he has paid or will pay on our behalf and we will not be able to commence the development of our first Artificial Intelligence software algorithm, Randomix. If we are unable to commence the development of Randomix, we will not be able to continue our proposed business operations. If we raise $50,000 we expect that we will be able to repay Mr. Guterres for all offering expenses he has already paid or will pay and commence the development of Randomix but we will not be able to complete its development and we will have to cease operations unless we can raise more financing from other sources. If we raise $100,000 we expect that we will be able to complete the development of Randomix but we will not be able to adequately market the software. If we raise $150,000 or more we will be able to repay Mr. Gutteres for all offering expenses he has already paid or will pay, pay the costs associated with the complete development of Randomix and market the software. We are not going to spend any sums of money or pay any more costs of software development until this offering is completed.

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Working capital is the cost related to operating our office. We estimate that $6,500 of working capital will last our company one year. The amount includes sufficient funds for one year's worth of rent under our sublease agreement with Alpha Beta Developments Ltd. Our monthly rent is $500 and includes telephone and utilities, printing, faxing, high-speed Internet service and the shared use of secretarial services two days per week. We have allocated the remaining $500 of working capital for miscellaneous administrative expenses such as office supplies, postage and delivery charges that we may incur during the year.

We have allocated a wide range of money to pay costs of software development. That is because we do not know how much will ultimately be needed to fund these costs. If we successfully develop and market Randomix then our development costs in respect of Randomix will cease. However, we will then start to incur costs in the development of subsequent software algorithms.

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Mr. Guterres has advanced our company loans in the sum total of $48,195. This amount includes a total of $14,285 that we have used to pay our offering expenses incurred to date in connection with this registration statement, which are made up mainly of legal and accounting fees. We do not anticipate that our total offering expenses will exceed $25,000. Mr. Guterres has agreed verbally to continue paying our future offering expenses, if any, until we raise financing but there is no formal written agreement in place to this effect. Mr. Guterres holds a demand promissory note for the entire amount of $48,195 he has loaned to the company. The note bears interest at 10% per year and Mr. Gutteres is entitled to exercise this note at any time. Mr. Gutteres has made an oral contract with us agreeing that he will not demand repayment of the promissory note until we are in a position to repay the loan without compromising our business operations. We have made an oral contract with Mr. Gutteres that the first $25,000 received from the proceeds of this offering will be used to repay him the $14,285 he has paid in offering expenses as well as any additional offering expenses he pays on our behalf. However, we will not repay the balance of Mr. Gutteres' loans to the company from the offering proceeds. Neither of these oral contracts have any material terms other than is stated here - Mr. Gutteres will not demand payment on the promissory note until we are able to pay, and we will repay Mr. Gutteres for offering expenses paid by him from the first $25,000 raised under this offering.

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While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 9, 2001, the net tangible book value of our shares of common stock was a deficit of ($16,785) or approximately NIL per share based upon 2,500,000 shares outstanding.

Upon completion of this offering, in the event 100% of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $183,215, or approximately $0.04 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.04 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $133,215, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.03 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $83,215, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $33,215, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 44% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 56% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 37% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 63% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 28% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 62% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 17% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share	$0.001
Net tangible book value per share before offering	$NIL
Net tangible book value per share after offering	$0.04
Increase to present stockholders in net tangible book value per share after offering	$0.04
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	56%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.06
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	44%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	37%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Guterres will receive no commission from the sale of any shares. Mr. Guterres will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Guterres has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Guterres is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Guterres is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Guterres has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Guterres intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

execute and deliver a subscription agreement;

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "AI SOFTWARE INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced its proposed operations on July 1, 2001. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $500.

Background

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On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm operated by Mohanad Shurrab, which specializes in the development of artificial intelligence software. Pursuant to the terms of the software development agreement, Empire Group will develop the software algorithm program for our first artificial intelligence software, called "Randomix." Under the terms of the agreement, we are required to pay a total of $45,000 in 10 equal monthly instalments of $4,500 to Empire Group for the development of the Randomix algorithm code. To date, our Secretary, John Carl Guterres, has paid all instalments under the agreement in exchange for a demand promissory note which includes these amounts and other expenses Mr. Guterres has paid on our behalf. We intend to use the funds raised in this offering, if any, for completion of all development expenses and marketing costs in connection with the Randomix algorithm. We have not yet completed the development of the Randomix software. A demonstration version of Randomix was completed in May of 2002 and Empire Group has advised us that they anticipate the completion of the software by the end of July 2002.

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Artificial Intelligence and The Randomix Program

Our proposed business plan is premised on the use of Artificial Intelligence in computer programming technology and in many areas of the computer, Internet, robotics, and games industries. Our proposed Artificial Intelligence program, Randomix, will use pattern recognition in the context of a domain name creation engine for online businesses. Domain names are website addresses (also called "URLs"). A domain name creation engine is essentially a website that assists computer users in picking website names which are meaningful to them. By inputting criteria into the computer that are relevant to the user's business, Randomix will use pattern recognition to generate available domain names which are relevant to the criteria entered. Pattern recognition involves recognizing and detecting patterns and trends in a given set of data.

Upon its completion, the Randomix program, when integrated into the proposed domain name creation engine, will work as follows. First, a computer user who has access to the Internet will be able to access our proposed web site. Next, they will be asked to input certain criteria, or data, which are meaningful for the user. For example, the user might enter the type of business that his company conducts, his company's name and several key words in the company's industry. Randomix will then recognize and detect patterns and trends in the input data, combine it in meaningful ways, and then compare these results to a database of already taken or reserved domain names. Randomix will then generate, by providing on the screen, a comprehensive list of all available domain names that are meaningful to the user based on the initial input, combination and sequencing of data. Finally, the user will be asked to register his preferred domain name or names. Our website address is www.aisoftinc.com.

Although many companies offer assistance in creation and registration of domain names on the Internet, most of these companies do not appear provide a selection engine which provides meaningful assistance in terms of generating names which are relevant to criteria input by an online user. Our proposed "Domain Name Creation and Registration" site will be intended to provide a meaningful service for assistance in domain name selection.

On July 1, 2001 we commenced our proposed operations to develop Randomix for use in the proposed domain name registration site. Randomix focuses on pattern recognition, whereby it analyses data based on criteria predetermined by the user and identifies trends or other relevant data matching the criteria.

Present Stage of Development

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We are still in the initial stages of development of the software code for first and only Artificial Intelligence program, Randomix. We received a demonstration version of the program in May of 2002.We are currently testing the demonstration version and, subject to any necessary modifications, we anticipate that we will receive the final version of the Randomix program in July of 2002. Once the final version of the Randomix software is received, we will implement it into our website. Our website address is www.aisoftinc.com and is complete except for adding the final Randomix program.

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Potential Revenue Streams

We intend to target four potential revenue streams in the operation of our proposed business:

"Pay per use" fees from any e-commerce applications directly operated by us such as the proposed Domain Name Creation & Registration Service - This will involve the payment of a nominal fee for the use of the domain name search and registration website program which is charged to the user's credit card online. Secure transactions and credit card authorization can be obtained from credit card companies or many available third parties. According to the Internet Corporation for Assigned Names and Numbers ("ICANN"), 40,000 domain names are registered this way every day. The publication date of this statement was July 2001.

Direct Sales of software developed through the application of algorithms that we develop - This would involve the sale of our software to one or more companies for use in their own website(s) or program(s). Advertising fees from banner ads and commercials featured on any of our proposed owned web sites - The may involve making use of our domain search and registration website program free or available at nominal fee (as described above), so that large number of users come to our website. Once the website has gained popularity (a large number of "hits" per day), advertising spaces on the web site can be rented for monthly fees. On a relatively popular site, "banner advertisement" space (2 x 10 inches) is rented for approximately $10,000 (e.g. rogers@home).

Licensing of our executable code for hardware or software integration in non-competing 3rd party vendor applications (i.e. licensing of the algorithm for use in other companies' applications which are not competing with our Domain Name Generator site - e.g. user names for online games.) - In this method the program (the run time code, not the source code) may be licensed to one, or several online companies which already provide a full range of website related services. This program will fill the only gap in the services of many online companies such as Network Solutions Inc, DotEasy, Registrar, etc.).

Other - We may also generate other revenues if we are able to customize the Randomix algorithm for use in other Artificial Intelligence applications. In particular, with further research and customization the Randmoix algorithm may be applied in the context of making a structured database that can be used by applications such as Search Engine, Expert Systems, Speech Recognition systems, etc.

Our marketing efforts will be based upon these targeted revenue sources; however, we may not be able to generate any revenues despite our marketing efforts.

The Shortage of Usable Domain Names

Because of the increased use of the Internet during the last few years, the number of available domain names that are relevant to many online users is decreasing. Many studies show shortages in domain names availability; the shortage can easily be observed by attempting to register a new domain name. With little research we found that most of the English dictionary words for the .com domain were taken (register.com was used to assist in the research.). The following are some links to surveys and articles that describe the shortage: http://www.wired.com/news/technology/0,1282,19117,00.html; http://www.ojr.org/ojr/law/1017962427.php. This problem is not alleviated of new web address suffixes, such as .biz, .info, and .name because a registrant typically registers for all domain name extensions to avoid interference with branding. This makes the selection of appropriate names more difficult. We believe that the selection of an appropriate domain name is a critical step for any company that desires an online presence.

To facilitate name selection appropriate to the content of our prospective clients' web sites, Randomix will be utilized within our proposed Domain Name Search & Registration web site to list available names or newly invented names in line with criteria provided by each new registrant.

We believe that the creation of new web address suffixes, such as .biz, .info, and .name, will not adversely affect our business because our domain name generator will incorporate all available suffixes. In fact, the creation of the new suffixes will prompt existing domain name owners who are not satisfied with their existing domain name to search for newly available names, increasing the number of potential customers for us. Although the new suffixes may be less crowded, this by no means reduces the importance of Domain Name Generation tools, since the introduction of the new suffixes will introduce more factors into the name selection equation, possibly making it more difficult to choose the best name. By using Randomix, users will be given a list of available names across the most widely used suffixes, giving a comprehensive view on what is and is not available.Target Market

Our proposed Domain Name Creation & Registration web site will be specifically targeted towards those entities or individuals wishing to establish a notable presence on the Internet, but who are constrained by the use of their initial name choices being used by other registrants.

KEY SUCCESS FACTORS

Strategic Relationships

We believe that it will be important for us to build strategic relationships with key software and hardware producers. In particular, we intend to pursue the following types of strategic relationships:

  Strategic partnerships with domain name registration related services - Partnerships with web hosting companies can be made for the provision of web hosting space where a user of our domain name generator has requested to register his new domain name with the web hosting option selected. We will pursue such strategic partnerships as soon as our Randomix Domain Name Generator is operational.
  Strategic partnerships with Artificial Intelligence related application providers - With further research and customization to the Randomix algorithm/system, we can position our self to improve the software produced by the following application developers:
    Speech Recognition applications developers.
    Search Engine services.

We believe that our software may be utilizable by the above service/application providers to improve their efficiency. For example, a speech recognition developer might improve its speech recognition software by having the Randomix algorithm return a probability value for a match depending on the position of the word in a sentence. Another slightly different method would be for Randomix to try determining the topic of a sentence being spoken by the user. This would decrease the number of possible words that can be used in the same sentence, hence increasing the probability of word match for a speech recognition system.

The main difficulties we will face in achieving strategic relationships are our lack of capital and our lack of reputation and brand name. Unless we are able to customize our software to the needs of potential strategic partners we may be unable to obtain such relationships and we may lack sufficient capital to make such customizations. In addition, because we are new we may not have sufficient reputation or brand name for other companies to want to enter into strategic relationships with us.

Brand Recognition

We will attempt to promote our company name and the Randomix program within the Artificial Intelligence field. However, we recognize that it will be difficult to achieve brand recognition.

In particular, we will promote brand recognition primarily though banner advertising and through search engine URL submission. In addition, we intend to advertise in trade relevant magazines such as "Wired" and to attend trade shows, make press releases to related media and publish white papers and write-ups by our software developers. If we raise less than $95,000 in this offering we will not be able to properly advertise and market our company and its services. If we are unable to properly advertise and market ourselves and we do not achieve brand recognition, we may fail to generate revenues and our business may fail.

We expect that we may encounter the following difficulties during our marking campaign. First, we may lack sufficient funds for adequate and sufficient marketing. Further, we may lack of information on the various available advertising models for services such as ourselves.

Customer Focus & Service

In order to establish and maintain customer loyalty, we will endeavor to fulfill any of our potential customers' needs on a timely basis and maintain a good rapport with any key individuals within those organizations.

Our potential customers are can be divided into two categories:

  Professional website developer and marketing agencies - These type of customers are in the business of website development and marketing, and need a reliable tool to assist them in generating and registering domain names for their customers. Customer loyalty for this type of customer will be gained by continuously improving our software's speed performance, hit rate and 0% downtime for our web service.
  One time customer - This type of customer is an individual looking for a one-stop solution for his website, and it is not expected that this type customer would use the service more than once every two years.

The only loyalty measure from this kind of customer is his referral of our services to other potential customers using word of mouth based on satisfaction.

Skilled Management Team

We intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Obtaining the assistance of individuals with in-depth knowledge of operations, technology and markets will allow us to build market share more effectively than a company with inexperienced management.

To complement our management team, we intend to continue to establish an Advisory Board comprised of individuals experienced in field of Artificial Intelligence software. The initial member of our Advisory Board is Mr. Mohanad Shurrab. Mr. Shurrab operates a software development firm called Empire Group. We have entered into a software development agreement with Empire Group for the development of the Randomix code. Mr. Shurrab has a Bachelor of Engineering Degree and a Master of Engineering Degree in Electronics & Computer Science from Sussex University in the United Kingdom. Mr. Shurrab brings a wealth of knowledge in various programming languages and systems, and experience in back-end and front-end programming and design in the areas of WANs/LANs, Internet and Artificial Intelligence. Back end programming deals with the development of the program code that the user never sees on the web site such as the "data" part of a database system. Front end programming is the part of a program code that contains the elements which are seen by the user in the web site. WANs (or "Wide Area Networks") are used to connect widely dispersed computer systems. Typical services include email, file transfer and news. LANs (or "Local Area Networks") are used to connect computers in close proximity to each other (usually within the same building). Typical services offered by LANs include file sharing and printer sharing. While at Sussex University, Mr Shurrab successfully designed and built an experimental communications link between multiple PCs versatile enough to handle multiple protocols. Multiple protocols are sets of standards or a formal sets of rules that permit two computers to exchange data. Mr. Shurrab worked as an engineer at Nortel Networks where he participated in the development and upgrading of a back-plane system for a high-speed telecommunications switch. A back-plane system is an integral part of a telecommunications switch. A telecommunications switch is a central connection point for computers on a network. While it serves the same basic function as a hub, it does so more intelligently by forwarding packets directly to their destinations. As a software engineer with Infotouch Technologies Corp., Mr. Shurrab aided in the development of large-scale distributed Internet kiosk networks software with automated maintenance systems. With his current position at X-Wave, Mr. Shurrab is helping to develop an Aircraft Tactical Mission Trainer.

In the future we may establish a stock option plan as an incentive to attract possible members to our Advisory Board.

Our success is in part dependent upon the accuracy of our management's estimates of expenditures. If such estimates are erroneous or inaccurate our business may fail and you may lose your entire investment.

COMPETITIVE ANALYSIS

Our industry is very competitive. This is characterized by the barriers of entry to our industry.

Barriers to Entry

There are many barriers to our entry in the Artificial Intelligence and domain name creation market. These are

AI Technology - There are many different levels of sophistication of Artificial Intelligence technology. The level of this sophistication directly impacts a company's ability to produce useful applications. A company lacking superior artificial intelligence technology will be at a substantial disadvantage to those companies with sophisticated technology. We do not have the most sophisticated artificial intelligence technology and therefore we are at a significant disadvantage.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues depends on our ability to successfully develop and market our utility software products, including Randomix. It also depends on our ability to successfully continue to enhance our software products to keep pace with changes in technology and changes demanded by users of such software products. Given that we have no operating history, no revenues and only losses to date, we may not be to achieve any of these goals and we may never develop a sufficiently large customer base to be profitable. If this occurs we may go out of business.

Brand Recognition - A product with a well-recognized brand name will succeed against a less recognized competitor. Unless we are able to establish our brand name and gain customer loyalty we will not be able to successfully compete. Because we are a new company it will be very difficult for us to successfully establish our brand name within the marketplace.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our one software program, Randomix. We expect that this product and its extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of this software program and our brand name is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of this software program and our brand name, as a result of any factors, would significantly harm our business. Our future financial performance will depend on the successful introduction and market acceptance of this software program, and on the development, introduction and market acceptance of any enhancements. There can be no assurance that we will be successful in marketing this software program or any new software programs, applications or enhancements, and any failure to do so would significantly harm our business.

Direct Competition - The following discusses the direct competition related to our first proposed application of the Randomix algorithm in our proposed Domain Name Creation and Registration site.

Although we are not aware of any on-line directories, name indexes or other records that help in the search for usable domain names, other companies may develop programs which offer guidance in name selection which are superior to our proposed Randomix program or before our proposed program is completed. This could cause our business to fail.

Several Internet sites have implemented domain name generation solutions (e.g. axior.com, twisted.com, and nameboy.com). We believe that the deficiencies of some of these sites are:

- Apart from keywords, they do not accept meaningful criteria from user

- They do not generate acronyms

- They do not generate concatenations

- The only solution that offers prefix capability is very poor in its implementation, offering only a limited number of prefixes, haphazardly placed and lacking consistency

- They do not handle suffixes

- Most do not interpret digits or dashes and those that do offer completely unimaginative haphazard and inconsistent placement thereof. In short, for the most part, they only generate different permutations of the given keywords.

However, we have not yet developed any software programs. Furthermore, other companies may develop programs which do not have any of these deficiencies before we are able to. If this occurs our proposed business operations may fail.

As a result of these barriers to entry we are at a competitive disadvantage to those already operating in the field. However, we will attempt to use the following methods of competition to successfully compete in our industry:

We will attempt to form strategic relationships with key software and hardware producers.

We will attempt to promote our company and brand name as effectively as possible.

We will attempt to establish and maintain customer loyalty by fulfilling potential customers' needs on a timely basis and by maintaining good rapport with key individuals in those organizations.

We eventually intend to expand our management team to retain skilled directors, officers and employees with experience relevant to our business focus.

MARKETING PLAN

We have spent a total of $40,500, on research and development activities since our inception. We have not yet completed the development of our first and only software program, Randomix. The cost of our research and development activities are paid by one of our directors and officers. These expenses are not borne by customers since we will not have any customers, if any, until the completion of the marketing and development of Randomix.

Brand Equity

We selected the name of our company and our software program, Randomix, to attempt to establish our brand name.

Advertising

We intend to use our proposed web site as the primary medium to sell the Randomix software program. We also intend to market our software by placing banner advertising on the home pages of relevant business and possible consumer Internet Service Providers. If we are unable to develop our proposed web site for any reason, including if we do not raise the financing in this offering, we may not be able to sufficiently advertise and we may go out of business.

We intend to produce promotional material for direct marketing. However, if we are unable to complete the development of any software algorithms, or if we are unable to market and license our algorithms sufficiently, for any reason, we may go out of business.

We will be dependent on resellers and distributors for the sale of Randomix. Currently we have no distribution or reseller agreements to distribute and/or bundle our software programs and we may never get any. If we do not obtain any agreements with distributors or resellers for the sale of Randomix we will go out of business and you may lose your entire investment.

Even if we are able to arrange contracts for the resale and distribution of our proposed software products, including Randomix, we may not be able to deliver any software programs to the resellers or distributors in a timely manner and these companies may not be able to sell our software programs in volumes anticipated by us. If the resellers and distributors are unable to sell our software programs in sufficient volumes then we will go out of business and you may lose your investment.

Pricing

We intend to competitively price our domain name registration site with other similar registration sites on the Internet.

Legal

Although we treat our business concepts as proprietary and we intend to treat any Randomix similarly, we have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We intend to obtain all necessary copyrights, patents or trademarks, as applicable, in both the United States and Canada, when we are in a financial position to do so.

We have not entered into any licensing, franchise, concession or royalty agreements in respect of our proposed software program, Randomix.

We have one labor contract between Mohammad Shurrab and us, dated July 1, 2001. The contract relates to the development of the Randomix software algorithm.

We have no plans, arrangements or understandings to merge with any other entity.

Prior to July 1, 2001 there were no research or development expenditures made in respect of our proposed software program, Randomix, or in respect of any other programs.

TIMELINE

The following sets out the timeline of our proposed operations over the next year:

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1. Develop a demonstration or beta version of the Randomix software algorithm by the end of May 2002 - this will allow users to test the software on our website www.aisoftinc.com. We estimate that this will cost a total of $45,000, of which $40,500 has been paid to date by one of our officers and directors, Mr. Guterres. We have met this goal, as the demonstration version of the Randomix software algorithm was completed in May, 2002.

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2. Develop the complete Randomix software program by the end of July 2002 - this will be the completed version of the software which will be implemented in our Domain Name Creation and Registration website. We estimate that the remaining cost for completion of the software development is approximately $4,500.

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3. Develop and establish the proposed Domain Name Creation and Registration web site which, assuming we meet goal #2 above, will be fully operational using the Randomix software by the end of July 2002 - this will provide users with available domain name choices following the input of information relevant to the users business or desired website and will allow the user to register the domain name. We anticipate this expense being included in our software development fees of $45,000, of which $40,500 has been paid to date by one of our officers and directors, Mr. Guterres.

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4. Commence advertising campaign for web site immediately following establishment of the fully functional site (www.aisoftinc.com) in August 2002 - this will initially involve banner advertising and search engine URL submission. We estimate that we will need $10,000 to $20,000 to implement our marketing and advertising campaign.

5. Commence development of prospects for third party applications for the Randomix algorithm in August or September 2002. We estimate that we will need approximately $5,000 to $10,000 to commence development of prospects for third party applications for our software.

6. Employ first sales person for license and direct sales of the software by August or September 2002, depending upon financial situation. We estimate that we will need at least $2,400 per month (plus commissions) to hire a full time sales person.

Based on the foregoing timetable we anticipate generating revenues by September or October 2002

We believe we can obtain these objectives subject to obtaining sufficient financing in this offering. In the event that we do not raise enough money in this offering, we may not be able to continue our proposed operations and we may go out of business. If we go out of business you will lose your entire investment.

Employees and Employment Agreements

At present, we no employees, other than Messrs. Guterres and Mr. Lawson, our officers and directors, who have received no compensation to date. Messrs. Lawson and Guterres, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We have entered into a consulting agreement with Empire Group for the development of the Randomix software algorithm code for $45,000. Empire Group is a software development firm operated by Mohanad Shurrab and is an independent contractor not our employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a start-up, software development company and have not yet generated or realized any revenues from our proposed business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated unless and until we complete the development and marketing of our proposed software algorithm, Randomix. Accordingly, we must raise cash from sources other than the sale of software programs. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing software development and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up software development company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order pay our ongoing costs of software development and marketing.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Plan of Operation

Over the next twelve months, we intend to complete development of the Randomix program by the end of July 2002, develop and establish the proposed Domain Name Creation and Registration web site by the end of 2002, commence advertising campaign for web site immediately following establishment of site, commence development of prospects for third party applications for the Randomix program in August or September 2002, employ our first sales person for license and direct sales of the software by August or September 2002.

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If we raise the maximum of $200,000 in this offering, we believe that we can repay Mr. Gutteres for our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $200,000 we may have to raise additional financing or we may not be able to continue our proposed business operations. The following are our expectations if we raise less than $200,000:

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

If we raise $150,000 we will have sufficient funds to repay Mr. Gutteres for our offering expenses and we will have $118,500 to spend on the completion of development and marketing of Randomix. We will have $6,500 for working capital which includes the cost of running our office. We estimate that it will cost $4,500 to complete the development of Randomix, at which point we will have spent $45,000 on its complete development, which amount will be owed to one of our directors. We estimate that we will have sufficient funds to spend up to $73,500 on marketing and sales efforts and the salary of one full time employee for one year at $2,000 per month (plus commissions).

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

If we raise $100,000 we will have sufficient funds to repay Mr. Gutteres for our offering expenses and we will have $68,500 to spend on the completion and development and marketing of Randomix. We will have $6,500 for working capital which includes the cost of running our office. We estimate that it will cost $4,500 to complete the development of Randomix., at which point we will have spent $45,000 on its complete development, which amount will be owed to one of our directors. We estimate that we will have sufficient funds to spend up to $23,500 on marketing and sales efforts but we will be unable to hire a full time employee to assist with the marketing and sales effort.

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

If we raise less than $95,000 we will not have sufficient funds to repay Mr. Gutteres for our offering expenses and to complete the development and marketing of Randomix. In this event we will have to raise additional financing or we may not be able to continue our business operations.

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If we do not raise sufficient funds in this offering to repay Mr. Gutteres for our offering expenses estimated to be $25,000 then we may seek to raise additional financing or we may not be able to continue our business operations.

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We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our proposed website.

We expect that we will only increase our number of employees by one during the next twelve months.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,500,000 shares of common stock through a Section 4(2) offering on July 9, 2001. This was accounted for by payment of cash of $2,500.

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Our material commitments for capital expenditures include the repayment of offering expenses to Mr. Gutteres in the amount of $14,285 plus any additional offering expenses Mr. Gutteres pays on our behalf. We estimate that our total offering expenses will be approximately $25,000 and may include costs such as additional legal and accounting fees and printing costs.estimated . We have agreed to repay Mr. Gutteres for all offering expenses paid by him from the first $25,000 raised under this Offering.Any other administrative costs such as rent, phone service and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company. Our remaining material commitments for capital expenditures are the ongoing costs in respect of our development and marketing of the Randomix software algorithm. We need proceeds from this offering to pay these ongoing costs. We anticipate needing $45,000 to pay for the development of the Randomix software algorithm code. Pursuant to a software development contract dated August 1, 2001 between Empire Group and us, we must pay Empire Group a consulting fee in the total amount of US$45,000, in respect of the development of the Randomix software code, which amount we may pay in 10 equal monthly instalments of US$4,500 per month, with each amount being due on the first day of each month. If we cannot pay this amount we will not be able to complete development of the Randomix algorithm and we maygo out of business. We expect to incur costs of approximately $50,000 to adequately market the Randomix software. We require proceeds from this offering to pay for these costs and if we are not able to pay these amounts we may go out of business

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

If we do not raise at least $95,000 in this offering we will not be able to complete the development and marketing of the Randomix software algorithm and we may go out of business. Please see the "Risk Factors" numbered 4, 7, and 10.

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As of December 31, 2001, our total assets were $17,977 and our total liabilities were $49,255.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Harvey M.J. Lawson 464 Somerset St. North Vancouver, BC Canada, V7N 1G3	53	President, Treasurer and member of the Board of Directors
John Carl Guterres 1408 - 1327 East Keith Rd. North Vancouver, BC Canada, V7J 3T5	56	Secretary and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Harvey M.J. Lawson has been our President, Treasurer and a member of our board of directors since inception. Mr. Lawson has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

2001 to present: Golden Fortune Investment Ltd. - Vice President Strategic Planning - Golden Fortune is a public company on the Canadian Venture Exchange involved in resource exploration, and in particular diamond exploration, in Canada.

1998-2001: Ameridian Ventures Inc. - CFO, Corporate Secretary, Director - Ameridian is public company on the Canadian Venture Exchange which is involved in copper mining and milling in Chile.

2000 to present: Litewave Corporation - Corporate Secretary, Director - Litewave is a public company on the OTC:BB which is developing a satellite/cellular based tracking and system-control device for refrigerated containers.

1999: Habanero Resources Inc. - Corporate Secretary, Director - Habanero is a public company on the Canadian Venture Exchange involved in oil and gas exploration in California.

1998-1999: SRR Mercantile - Director, Vice President - SRR Mercantile is a public company on the Canadian Venture Exchange involved in mining and procurement of sapphires in Madagascar.

1996-1998: C.E. Securities - Independent Financial Planner: Securities and Life Insurance licensed.

1995-1996: THE Financial Planning Group: Licensed to sell Mutual Funds, Life Insurance.

1994-1995: MemberCARE Financial Services: Financial Adviser, Wealth Management: Protection, Accumulation, Conservation, Distribution. Licensed to sell Mutual Funds and Insurance products

1993-1994: Metropolitan Life: Licensed Representative. Financial Services, Life Insurance, Estate Planning.

1988-1993: British Columbia Institute of Technology:

1978-1985: Financial Management Faculty. Courses taught: Accounting, Finance, Insurance, Working Capital Management, Computerized Accounting, Finance Reports, Credit, Investment and Estate Planning.

1977-1978: Hong Kong Polytechnic: Department of Accountancy, Principal Lecturer. 1974-1977: Insurance Corporation of British Columbia: Senior Financial and Economic Analyst, Department of Rating and Research.

1972-1974: MBA from Manchester Business School - Business Finance, Financial Management, Management Accounting, Statistics, Corporate Planning, Marketing, OB.

1967-1970: B.Sc.Econ. (Hons.) from London University - Economics, Economic Geography, Philosophy.

1961-1966: GCE Advanced Level At Glyn Grammar School, Epsom - Economics, Geography, Constitution.

John Carl Guterres has been our Secretary and a member of our board of directors since inception. Mr. Guterres has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

From 1995 to present Mr. Guterres has been self-employed as an individual investor. He is and has not be been a director or officer of any public or private companies.

From 1969 to 1995, Mr. Guterres was continuously employed by the Royal Bank of Canada, one of Canada's largest banks.

During his time with the Royal Bank of Canada, Mr. Guterres worked and lived in Hong Kong, Victoria and Prince George, British Columbia., and held many senior bank management lending positions in greater Vancouver (including a posting with the British Columbia Vancouver Regional office).

From 1967 to 1969, Mr. Guterres was employed with Union Finance Company, in Victoria, British Columbia.

From 1962 to 1966, Mr. Guterres was employed by the Hong Kong and Shanghai Bank, and lived in Hong Kong.

Mr. Guterres has completed numerous financial, accounting, and bank courses and has received a number of certificates and awards for his contributions.

There is no familial relationship among the two members of our management.

Conflicts of Interest

We believe that we have a potential conflict of interest with our Secretary, John Carl Guterres. The potential conflict arises because we owe Mr. Guterres a total of $48,195, that he is entitled to demand repayment of at any time. This amount consists of legal, administrative and other expenses incurred by us that were paid by Mr. Guterres on behalf of us. Under the terms of the promissory notes Mr. Guterres is entitled to demand repayment at any time. Mr. Guterres does not intend to exercise the notes until we are in a position to repay the same without compromising our business operations. However, the potential conflict of interest exists because Mr. Guterres may need his money before our company is in a position to repay it without compromising our business operations. If Mr. Guterres demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

Please refer to "Risk Factor" number 13 at page 11.

Other than the above, we believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

EXECUTIVE COMPENSATION

Summary Compensation

Our officers and directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	1,250,000	1,250,000	27%	50%
John Carl Guterres #1408 - 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	1,250,0000	1,250,000	27%	50%
All Officers and Directors as a Group	2,500,000	2,500,000	54%	100%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Yassin, Stewart and Duprés are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 2,500,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

- Have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

- Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71.43% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent for our securities immediately prior to the date this prospectus is declared effective.

CERTAIN TRANSACTIONS

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced proposed operations.

On July 9, 2001 we issued a total of 2,500,000 shares of restricted common stock to John Carl Guterres, and Harvey Lawson, officers and directors of our company. This was accounted for by payment of cash of $2,500.


Since our inception, Mr. Guterres has advanced loans to us in the total sum of $48,195, which were used for organizational and start-up costs, operating capital and for commencement of development of the Randomix software algorithm. Included in the $48,195 is $14,285 that Mr. Gutteres has loaned us to date to pay our offering expenses, including legal and auditor fees. The loans bear interest at a rate of 10% per annum and have not been paid as of the date hereof. There are documents reflecting the loan but they are not due on any certain date. We have entered into an oral contract with Mr. Gutteres whereby he has promised to accept repayment from us when money is available, and we have agreed to repay him the $14,285 in offering expenses plus any additional offering expenses he pays for us from the first $25,000 raised under this offering. This is an oral contract between Mr. Gutteres and us and there are no other material terms

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In the opinion of management, the terms of the above-described transaction was as favorable as that which could have been obtained in arms' length transactions with an unaffiliated third party.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, address, as set forth in their report included in this prospectus.


Our Randomix software algorithm was developed by Mohanad Shurrab of the Empire Group, address as set forth in their consent included with this prospectus.

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LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, in his capacity as a practicing corporate and securities law attorney in British Columbia, Canada.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to June 30, 2001 immediately follows:

Our unaudited financial statements, prepared by management, are for the periods July 1, 2001 to September 30, 2001, October 1,2001 to December 31, 2001, and January 1, 2002 to March 31, 2002, and immediately follow our audited financial statements.

AI SOFTWARE INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
AI Software Inc.

We have audited the accompanying balance sheet of AI Software Inc. as at June 30, 2001 and the statement of stockholders' equity for the period from date of incorporation on May 11, 2001 to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that AI Software Inc. will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"

Chartered Accountants
Vancouver, Canada
August 16, 2001

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEET
AS AT JUNE 30, 2001

ASSETS
Current
Subscription receivable	$ 2,500
LIABILITIES AND STOCKHOLDERS' EQUITY
Stockholders' equity
Capital stock (Note 4)
Authorized 100,000,000 common shares with a par value of $0.00001
Issued and outstanding 2,500,000 common shares	25
Additional paid in capital	2,475
2,500
Total liabilities and stockholders' equity	$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
AS AT JUNE 30, 2001

	Common Stock		Additional Paid in Capital	Total Stockholders' Equity
	Shares	Amount
Balance, May 11, 2001	-	$ -	$ -	$ -
Subscription in capital stock (Note 4)	2,500,000	25	2,475	2,500

Balance, June 30, 2001	2,500,000	$ 25	$ 2,475	$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2001

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

3. SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

These financial statements do not include a statement of operations or cash flows as there were no operations or cash transactions during the period and accordingly presentation of such would not be meaningful.

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

The Company has adopted Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of subscriptions receivable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

New accounting standard: Accounting for derivative instruments and hedging activities

In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

Income taxes

Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Disclosure about segments of an enterprise and related information

SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

4. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock for stock subscriptions receivable in the amount of $2,500.

Proposed public offering of common stock

The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

5. SUBSEQUENT EVENTS

The following events occurred subsequent to year end:

(a) The Company received $2,500 for the issuance of 2,500,000 shares of common stock previously subscribed (Note 4).

(b) The Company entered into a software development agreement for the development of algorithm code for the Company's artificial intelligence software whereby the Company will pay $45,000 in total over a 10 month period.

(c) The Company issued a promissory note for $20,550 to a director of the Company for consulting and professional fees totalling $20,550. The note is payable on demand and bears interest at 10%.

AI SOFTWARE INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001
(Unaudited - Prepared by Management)

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in U.S. dollars)

	September 30, 2001 (unaudited)	June 30, 2001
ASSETS
CURRENT
Cash	$ 2,482	$ -
Subscription receivable	-	2,500
	2,482	2,500
DEFERRED OFFERING COSTS (Note 4)	15,575	-
	$ 18,057	$ 2,500
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Notes payable (Note 5)	$ 30,575	$ -
Due to related party	299	-
	30,874	-
STOCKHOLDERS' EQUITY
Capital stock (Note 6)
Authorized
100,000,000 common shares with a par value of $0.00001
Issued and outstanding
2,500,000 common shares	25	25
Additional paid-in capital	2,475	2,475
Deficit accumulated during the development stage	(15,317)	-
	(12,817)	2,500
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,057	$ 2,500

Organization of the Company (Note 1)
Subsequent event (Note 7)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2001 to September 30, 2001	Three Month Period Ended September 30, 2001	Three Month Period Ended September 30, 2000
EXPENSES
Development costs	$ 13,500	$ 13,500	-
Interest expense	317	317	-
Rent	1,500	1,500	-
LOSS FOR THE PERIOD	$ (15,317)	$ (15,317)	$ -
BASIC AND DILUTED LOSS PER COMMON SHARE		$ (0.01)	$ -
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		2,500,000	-

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in U.S. dollars)

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount

Balance, May 11, 2001	-	$ -	$ -	$ -	$ -

Subscription in capital stock	2,500,000	25	2,475	-	2,500

BALANCE, JUNE 30, 2001	2,500,000	25	2,475	-	2,500

Loss for the period	-	-	-	(15,317)	(15,317)

BALANCE, SEPTEMBER 30, 2001 (unaudited)	2,500,000	$ 25	$ 2,475	$ (15,317)	$ (12,817)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2001 to September 30, 2001	Three Month Period Ended September 30, 2001	Three Month Period Ended September 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (15,317)	$ (15,317)	$ -
NET CASH USED IN OPERATING ACTIVITIES	(15,317)	(15,317)	-
CASH FLOWS FROM FINANCING ACTIVITIES
RECEIPT OF SUBSCRIPTION IN CAPITAL STOCK	2,500	2,500	-
Notes payable	30,575	30,755	-
Amounts due to related party	299	299	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	33,374	33,374	-
CASH FLOWS FROM INVESTING ACTIVITIES
Deferred offering costs	(15,575)	(15,575)	-
NET CASH USED IN INVESTING ACTIVITIES	(15,575)	(15,575)	-
CHANGE IN CASH DURING THE PERIOD	2,482	2,482	-
CASH, BEGINNING OF THE PERIOD	-	-	-
CASH, END OF THE PERIOD	$ 2,482	$ 2,482	$ -
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
CASH PAID FOR INCOME TAXES	$ -	$ -	$ -
CASH PAID FOR INTEREST	-	-	-
Supplemental disclosure of non-cash investing and financing activities: None

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001
(Unaudited)

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the period ended June 30, 2001. The results of operations for the three month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the year ending June 30, 2002.

2. GOING CONCERN

The Company's financial statements are prepared using United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

	September 30, 2001	June 30, 2000
	(Unaudited)
Deficit accumulated during the development stage	$ (15,317)	$ -
Working capital (deficiency)	(28,392)	-

3. SIGNIFICANT ACCOUNTING POLICIES

       Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of cash, subscription receivable, notes payable and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Loss per share

Loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent accounting pronouncements

Effective June 1, 2001, the Company adopted the SEC's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101"). SAB 101 provides guidance related to revenue recognition.

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all future business combinations and specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 121. The Company has adopted the provisions of SFAS No. 141 and SFAS No. 142 as of July 1, 2001.

In July 2001, FASB issued SFAS No. 143 Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS No. 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

Disclosure about segments of an enterprise and related information

The Company uses the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

4. DEFERRED OFFERING COSTS

Deferred financing costs are related to the Company's offering of 2,000,000 common stock at $0.10 per share. These amounts will be deducted from the total offering proceeds. These costs will be expensed in the event that the offering does not complete.

5. NOTE PAYABLE

During the three month period ended September 30, 2001, the Company issued a promissory note to a director of the Company in the amount of $30,575. The promissory note is payable on demand to or to the order of the director and bears interest at the rate of 10% per annum.

As at September 30, 2001, the Company accrued $299 of interest to the director of the Company. This amount has been included in the amount due to related parties.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

6. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock for stock subscriptions receivable in the amount of $2,500, which was received on July 27, 2001.

Proposed public offering of common stock

The Company is prepared a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

7. SUBSEQUENT EVENT

The following event occurred subsequent to the three month period ended September 30, 2001:

The Company issued a promissory note for $27,620 to a director of the Company for various expenses paid on behalf of the Company. The note is payable on demand and bears interest of 10%.

AI SOFTWARE INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
DECEMBER 31, 2001
(Unaudited - Prepared by Management)

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEET
(Expressed in U.S. dollars)

	December 31, 2001 (unaudited)	June 30, 2001
ASSETS
CURRENT
Cash	$ 2,402	$ -
Subscription receivable	-	2,500
	2,402	2,500
DEFERRED OFFERING COSTS (Note 4)	15,575	-
	$ 17,977	$ 2,500
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Notes payable	$ 48,195	$ -
Due to related party (Note 5)	1,060	-
	49,255	-
STOCKHOLDERS' EQUITY
Capital stock (Note 6)
Authorized
100,000,000 common shares with a par value of $0.00001
Issued and outstanding
2,500,000 common shares	25	25
Additional paid-in capital	2,475	2,475
Deficit accumulated during the development stage	(33,778)	-
	(31,278)	2,500
Total liabilities and stockholders' equity	$ 17,977	$ 2,500

Organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2000 to December 31, 2001	Three Month Period Ended December 31, 2001	Three Month Period Ended December 31, 2000	Six Month Period Ended December 31, 2001	Six Month Period Ended December 31, 2000
EXPENSES
Development costs	$ 27,000	$ 13,500	$ -	$ 27,000	$ -
Interest expense	1,095	778	-	1,095	-
Office and miscellaneous	2,683	2,683	-	2,683	-
Rent	3,000	1,500	-	3,000	-
LOSS FOR THE PERIOD	$ (33,778)	$ (18,461)	$ -	$ (33,778)	$ -
BASIC AND DILUTED LOSS PER COMMON SHARE		$ (0.01)	$ -	$ (0.01)	$ -
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		2,500,000	-	2,500,000	-

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in U.S. dollars)

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the	Total Stockholders' Equity
	Shares	Amount		Development Stage
Balance, May 11, 2001	-	$ -	$ -	$ -	$ -

Subscription in capital stock	2,500,000	25	2,475	-	2,500

Balance, June 30, 2001	2,500,000	25	2,475	-	2,500

Loss for the period	-	-	-	(33,778)	(33,778)

Balance, December 31, 2001 (unaudited)	2,500,000	$ 25	$ 2,475	$ (33,778)	$ (31,278)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2000 to December 31, 2001	Six Month Period Ended December 31, 2001	Six Month Period Ended December 31, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (33,778)	$ (33,778)	$ -
NET CASH USED IN OPERATING ACTIVITIES	(33,778)	(33,778)	-
CASH FLOWS FROM FINANCING ACTIVITIES
RECEIPT OF SUBSCRIPTION IN CAPITAL STOCK	2,500	2,500	-
Notes payable	48,195	48,195	-
Amounts due to related party	1,060	1,060	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	51,755	51,755	-
CASH FLOWS FROM INVESTING ACTIVITIES
Deferred offering costs	(15,575)	(15,575)	-
NET CASH USED IN FINANCING ACTIVITIES	(15,575)	(15,575)	-
CHANGE IN CASH DURING THE PERIOD	2,402	2,402	-
CASH, BEGINNING OF THE PERIOD	-	-	-
CASH, END OF THE PERIOD	$ 2,402	$ 2,402	$ -
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
CASH PAID FOR INCOME TAXES	$ -	$ -	$ -
CASH PAID FOR INTEREST	-	-	-
Supplemental disclosure of non-cash investing and financing activities: None

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
DECEMBER 31, 2001
(Unaudited)

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the period ended June 30, 2001. The results of operations for the six month period ended December 31, 2001 are not necessarily indicative of the results to be expected for the year ending June 30, 2002.

2. GOING CONCERN

The Company's financial statements are prepared using United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

	December 31, 2001	June 30, 2000
	(unaudited)
Deficit accumulated during the development stage	$ (33,778)	$ -
Working capital (deficiency)	(46,853)	-

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of cash, subscription receivable, notes payable and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Loss per share

Loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent accounting pronouncements

Effective June 1, 2001, the Company adopted the SEC's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101"). SAB 101 provides guidance related to revenue recognition.

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all future business combinations and specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 121. The Company has adopted the provisions of SFAS No. 141 and SFAS No. 142 as of July 1, 2001.

Recent accounting pronouncements (cont'd...)

In July 2001, FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

Disclosure about segments of an enterprise and related information

The Company uses the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

4. DEFERRED OFFERING COSTS

Deferred financing costs are related to the Company's offering of 2,000,000 common stock at $0.10 per share. These amounts will be deducted from the total offering proceeds. These costs will be expensed in the event that the offering does not complete.

5. NOTE PAYABLE

During the six month period ended December 31, 2001, the Company issued two promissory notes to a director of the Company in the amounts of $20,575 and $27,620. Each promissory note is payable on demand to or to the order of the director and bears interest at the rate of 10% per annum. If the Company fails to pay on demand, any payment of sum, the balance of the principal sum on the promissory note shall become immediately due and payable.

As at December 31, 2001, the Company accrued $1,060 (unaudited) (December 31, 2000 - $Nil (unaudited)) of interest to the director of the Company. This amount has been included in the amount due to related parties.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

6. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock (unaudited) for stock subscriptions receivable in the amount of $2,500, which was received on July 27, 2001.

Proposed public offering of common stock

The Company is prepared a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

AI SOFTWARE INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
MARCH 31, 2002
(Unaudited - Prepared by Management)

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEET
(Expressed in U.S. dollars)

	March 31, 2002 (unaudited)	June 30, 2001
ASSETS
Current
Cash	$ 1,653	$ -
Subscription receivable	-	2,500
Prepaid expenses	5,000	-
	6,653	2,500
Deferred offering costs (Note 4)	15,575	-
	$ 22,228	$ 2,500
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities	$ 4,000	$ -
Notes and loan payable (Note 5)	67,695	-
Due to related party (Note 5)	2,248	-
	73,943	-
Stockholders' deficiency
Capital stock (Note 6)
Authorized
100,000,000 common shares with a par value of $0.00001
Issued and outstanding
2,500,000 common shares	25	25
Additional paid-in capital	2,475	2,475
Deficit accumulated during the development stage	(54,215)	-
	(51,715)	2,500
Total liabilities and stockholders' deficiency	$ 22,228	$ 2,500

Organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2001 to March 31, 2002	Three Month Period Ended March 31, 2002	Three Month Period Ended March 31, 2001	Nine Month Period Ended March 31, 2002	Nine Month Period Ended March 31, 2001
EXPENSES
Accounting	$ 4,000	$ 4,000	$ -	$ 4,000	$ -
Development costs	40,500	13,500	-	40,500	-
Interest expense	2,301	1,206	-	2,301	-
Office and miscellaneous	2,914	231	-	2,914	-
Rent	4,500	1,500	-	4,500	-
Loss for the period	$ (54,215)	$ (20,437)	$ -	$ (54,215)	$ -
Basic and diluted loss per common share		$ (0.01)	$ -	$ (0.02)	$ -
Weighted average number of common shares outstanding		2,500,000	-	2,500,000	-

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in U.S. dollars)

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount
Balance, May 11, 2001	-	$ -	$ -	$ -	$ -
Subscription in capital stock	2,500,000	25	2,475	-	2,500
Balance, June 30, 2001	2,500,000	25	2,475	-	2,500
Loss for the period	-	-	-	(54,215)	(54,215)
Balance, March 31, 2002 (unaudited)	2,500,000	$ 25	$ 2,475	$ (54,215)	$ (51,715)

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(Unaudited)

	Cumulative Amounts From Date of Incorporation on May 11, 2001 to March 31, 2002	Nine Month Period Ended March 31, 2002	Nine Month Period Ended March 31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (54,215)	$ (54,215)	$ -
Changes in non-cash working capital items:
Increase in prepaid expenses	(5,000)	(5,000)	-
Increase in accounts payable and accrued liabilities	4,000	4,000	-
Net cash used in operating activities	(55,215)	(55,215)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Receipt of subscription in capital stock	2,500	2,500	-
Notes payable	67,695	67,695	-
Amounts due to related party	2,248	2,248	-
Net cash provided by financing activities	72,443	72,443	-
CASH FLOWS FROM INVESTING ACTIVITIES
Deferred offering costs	(15,575)	(15,575)	-
Net cash used in investing activities	(15,575)	(15,575)	-
Change in cash during the period	1,653	1,653	-
Cash, beginning of the period	-	-	-
Cash, end of the period	$ 1,653	$ 1,653	$ -
Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$ -	$ -	$ -
Cash paid for interest	-	-	-
Supplemental disclosure of non-cash investing and financing activities: None

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
MARCH 31, 2002
(Unaudited)

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the period ended June 30, 2001. The results of operations for the nine month period ended March 31, 2002 are not necessarily indicative of the results to be expected for the year ending June 30, 2002.

2. GOING CONCERN

The Company's financial statements are prepared using United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

	March 31, 2002 (unaudited)	June 30, 2001

Deficit accumulated during the development stage	$ (54,215)	$ -
Working capital (deficiency)	(67,290)	-

3. SIGNIFICANT ACCOUNTING POLICIES

       Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of cash, subscription receivable, accounts payable and accrued liabilities, notes payable and due to related party. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Loss per share

Loss per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent accounting pronouncements

Effective June 1, 2001, the Company adopted the SEC's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101"). SAB 101 provides guidance related to revenue recognition.

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all future business combinations and specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 121. The Company has adopted the provisions of SFAS No. 141 and SFAS No. 142 as of July 1, 2001.

In July 2001, FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

Disclosure about segments of an enterprise and related information

The Company uses the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

4. DEFERRED OFFERING COSTS

Deferred offering costs are related to the Company's offering of 2,000,000 common stock at $0.10 per share. These amounts will be deducted from the total offering proceeds. These costs will be expensed in the event that the offering does not complete.

5. NOTES AND LOAN PAYABLE

	March 31, 2002 (unaudited)	June 30, 2001
Notes payable on demand to a director of the Company, unsecured, bearing interest at a rate of 10% per annum.	$ 48,195	$ -
Loan payable to a director of the Company, unsecured, non-interest bearing, with no fixed terms of repayment.	19,500	-
	$ 67,695	$ -

As at March 31, 2002, the Company accrued $2,248 (unaudited) (March 31, 2001 - $Nil (unaudited)) of interest to a director of the Company. This amount has been included in the amount due to related party.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

6. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock for stock subscriptions receivable in the amount of $2,500, which was received on July 27, 2001.

Proposed public offering of common stock

The Company has prepared a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

Until ___________________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS                                    5
RISK FACTORS                                                  7
RISKS ASSOCIATED WITH OUR COMPANY                     7
RISKS ASSOCIATED WITH THIS OFFERING                    10
USE OF PROCEEDS                                                 11
DETERMINATION OF OFFERING PRICE                    13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES      13
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING      16
BUSINESS                                                        17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION                                  25
MANAGEMENT                                                27
EXECUTIVE COMPENSATION                                 30
PRINCIPAL STOCKHOLDERS                                 31
DESCRIPTION OF SECURITIES                                 32
CERTAIN TRANSACTIONS                                 33
LITIGATION                                               33
EXPERTS                                                      33
LEGAL MATTERS                                              34
FINANCIAL STATEMENTS                          F-1-F-32

AI SOFTWARE INC. PROSPECTUS 2,000,000 SHARES OF COMMON STOCK ______________, 2002

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$ 100.00
Accounting Fees and Expenses	$ 2,000.00
Legal & Consulting Fees/Expenses	$13,000.00
Blue Sky Fees/Expenses	$ 5,000.00
Transfer Agent Fees	$ 1,500.00
Miscellaneous Expenses	$ 3,400.00
TOTAL	$25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	July 9, 2001	1,250,000	$1,250 cash
John Carl Guterres #1408, 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	July 9, 2001	1,250,000	$1,250 cash

We issued the foregoing restricted shares of common stock to Messrs. Lawson and Guterres pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Lawson and Guterres are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

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Exhibit No.	Document Description
* 3.1	Articles of Incorporation
* 3.2	Restated Articles of Incorporation.
* 3.3	Bylaws.
* 4.1	Specimen Stock Certificate.
* 5.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
** 5.1.1	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
***5.1.2	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
****5.1.3	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
*****5.1.4	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
5.1.5	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
* 10.1	Software Development Agreement.
** 10.1.1	Software Development Agreement.
* 10.2	Promissory Note.
* 23.1	Consent of Davidson & Company, Certified Public Accountants.
**23.1.1	Consent of Davidson & Company, Certified Public Accountants.
****23.1.2	Consent of Davidson & Company, Certified Public Accountants.
*****23.1.3	Consent of Davidson & Company, Certified Public Accountants.
* 23.2	Consent of Sutton Law Center (included in Exhibit 5.1)
** 23.2.1	Consent of Sutton Law Center (included in Exhibit 5.1.1)
***23.2.2	Consent of Sutton Law Center (included in Exhibit 5.1.2)
****23.2.3	Consent of Sutton Law Center (included in Exhibit 5.1.3)
*****23.2.4	Consent of Sutton Law Center (included in Exhibit 5.1.4)
23.2.5	Consent of Sutton Law Center (included in Exhibit 5.1.5)
23.3.1	Consent of Empire Group
* 99.1	Subscription Agreement.
** 99.2	Acknowledgement of Qualification of Certified Public Accountant

*  Previously filed as an Exhibit to our Form SB-2 filed September 10, 2001.
** Previously filed as an Exhibit to our Form SB-2, Amendment #1, filed November 29, 2001
***Previously filed as an Exhibit to our Form SB-2, Amendment #2, filed March 14, 2002
****Previously filed as an Exhibit to our Form SB-2, Amendment #3, filed April 26, 2002
*****Previously filed as an Exhibit to our Form SB-2, Amendment #4, filed June 3, 2002

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ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 19th day of June, 2002.

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AI SOFTWARE INC.

BY:   /s/ Harvey M.J. Lawson
 Harvey M.J. Lawson, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Carl Guterres, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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Signature	Title	Date
/s/ Harvey M.J. Lawson____ Harvey M.J. Lawson	President, Treasurer, Principal Executive Officer, Principal Accounting Officer and member of Board of Directors	June 19, 2002
/s/ John Carl Guterres______ John Carl Guterres	Secretary and member of Board of Directors	June 19, 2002

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